EXHIBIT 4.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL NOT TRADE THE SECURITIES BEFORE THE EARLIER OF (I) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE ISSUER FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE ISSUER IS A SEDAR FILER; AND (II) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF
(A) THE DISTRIBUTION DATE, AND (B) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE.

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE 1933 ACT HAS BECOME EFFECTIVE WITH RESPECT THERETO OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATIFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

                           AGENT'S WARRANTS TO ACQUIRE
                                  COMMON SHARES
                                       OF

                                 WORKSTREAM INC.
            (Incorporated under the Canada Business Corporations Act)


Number of Agent's Warrants represented
by this Certificate: 250,000                    Certificate Number:  __________


THIS CERTIFIES THAT, for value received, STANDARD SECURITIES CAPITAL CORPORATION (the Holder") is entitled to receive, upon exercise at any time prior to 4:30 p.m. (Toronto time) on December 9, 2005 and payment of $1.60 per Agent's Warrant, one common share in the capital of Workstream Inc. (the "Company"), subject to adjustment as herein set forth. The following provisions shall be applicable to the Agent's Warrants:

1. Interpretation

      1.1 Currency


      All dollar amounts referred to herein shall be in lawful money of the United States.

                                                                              2.


1.2 Defined Terms

      As used herein, the following words and phrases shall have the following meanings respectively:

      "AGENCY AGREEMENT" means the agency agreement dated as of December 9, 2003 between the Company and the Agent relating to the Offering;

      "AGENT" means Standard Securities Capital Corporation;

      "AGENT'S   WARRANTS"  means  the  agent's   warrants   evidenced  by  this
      certificate and "AGENT'S Warrant" has a corresponding meaning;

      "BUSINESS DAY" means a day on which the Exchange is open for trading and that is not a Saturday, a Sunday or a statutory or civic holiday in Vancouver or Toronto;

      "CAPITALIZATION  REORGANIZATION"  has the meaning ascribed to such term in
      Section 2.1(b)(iv);

      "CLOSE OF BUSINESS" means 4:30 p.m. (Toronto time);

      "CLOSING" means the closing of the Offering;

      "CLOSING DATE" means December 9, 2003 or such other day as may be mutually agreed upon between the Company and the Agent and any subsequent closings as provided for in the Agency Agreement;

      "COMMON SHARES" means the fully paid and non-assessable common shares without par value in the capital of the Company; provided that if the exercise rights are subsequently adjusted or altered pursuant to Sections
      2.1 or 2.2, "Common Shares" will thereafter mean the shares or other securities or property that the Holder is entitled to on an exchange after the adjustment;

      "COMPANY'S AUDITORS" means such firm of chartered accountants as may be duly appointed as the auditors of the Company;

      "CONVERTIBLE SECURITY" means a security of the Company (other than the Agent's Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

      "CURRENT MARKET PRICE" at any date means the average of the closing prices of the Common Shares on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors, or, if the Common Shares are not listed on any stock exchange, then on the

                                                                              3.


      over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors;

      "DESIGNATED PROVINCE" means Ontario;

      "DIRECTOR" means a director of the Company for the time being and, unless otherwise specified herein, "by the directors" means action by the directors of the Company as a board or, whenever duly empowered, action by any committee of such board;

      "DIVIDENDS PAID IN THE ORDINARY COURSE" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Company, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

            (i) the lesser of 50% of the retained earnings of the Company as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year; and

            (ii) 100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12 month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recent audited financial statements of the Company);

      "EXCHANGE" means the NASDAQ Small Cap Market;

      "EXCHANGE NUMBER" means the number of securities to be received by the Holder upon exercise of the Agent's Warrants, as may be adjusted under the provisions of Section 2;

                                                                              4.


      "EXERCISE DATE" means the date upon which the Holder exercises its subscription rights hereunder pursuant to Section 1.4 hereof;

      "EXERCISE PERIOD" means the period during which the Holder may exercise the Agent's Warrants, commencing on the day of the issuance of the Agent's Warrants and ending at the Time of Expiry;

      "EXPIRY DATE" shall mean December 9, 2005 provided that if such day is not a Business Day, the Expiry Date shall be deemed to be the next succeeding day that is a Business Day.

      "FULLY DILUTED BASIS" means the number of Common Shares outstanding at any time, including any stock dividends which have been declared but not issued and assuming all securities which are convertible directly or indirectly into such Common Shares are converted into Common Shares and all options, warrants or rights to acquire directly or indirectly such Common Shares shall be treated as if exercised;

      "HEREIN", "HERETO", "HEREUNDER", "HEREOF", "HEREBY" and similar expressions mean or refer to this Agent's Warrants certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "SECTION", "CLAUSE" and "SUBCLAUSE" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

      "OFFERED SHARES" has the meaning ascribed to such term in Section 2.1(b)(ii);

      "OFFERING" means the offering of securities in the Designated Province pursuant to the Agency Agreement;

      "PURCHASE PRICE" means $1.60 per Warrant Share.

      "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into between the Company, the Agent and each of the Purchasers (as defined in the Agency Agreement) pursuant to the terms of the Agency Agreement;

      "RIGHTS  PERIOD"  has  the  meaning  ascribed  to  such  term  in  Section
      2.1(b)(ii);

      "RIGHTS OFFERING" has the meaning ascribed to such term in Section 2.1(b)(ii);

      "SHARE REORGANIZATION" has the meaning ascribed to such term in Section 2.1(b)(i);

      "SHAREHOLDER" means a holder of record of one or more Common Shares;

      "SPECIAL DISTRIBUTION" has the meaning ascribed to such term in Section 2.1(b)(iii);

                                                                              5.


      "TIME OF EXPIRY" means 4:30 p.m., Toronto time, on the Expiry Date;

      "TRADING DAY" with respect to a stock exchange means a day on which such stock exchange is open for business;

      "U.S. OFFERING" means the United States offering concurrently being conducted pursuant to the terms of purchase agreements between the Company and each of Sunrise Securities Corporation and _____________________, pursuant to which the Company has appointed Sunrise Securities Corporation as placement agent for the offering, which offering shall result in the issuance by the Company of a maximum of 687,500 Common Shares and the Common Shares issuable to the placement agent or its designee pursuant to the terms of a compensation warrant; and

      "WARRANT SHARES" means the Common Shares issuable by the Company upon the exercise of the Agent's Warrants and "WARRANT SHARE" has a corresponding meaning.

1.3 Exercise Period

      In the event that any day on which the Exercise Period expires or any day upon or by which any action is required to be taken hereunder is not a Business Day, then the Exercise Period will expire on or the action will be required to be taken on the next succeeding day that is a Business Day.

1.4 Manner of Exercise, Issuance of Certificates

      (a) The Holder may exercise its right to convert the Agent's Warrants evidenced by this certificate for Warrant Shares on the basis of one Warrant Share for each Agent's Warrant exercised, by surrender to the Company at 495 March Road, Suite 300, Ottawa, Ontario, K2K 3G1 of this Agent's Warrant certificate, together with a completed subscription in the form attached as Schedule "A" hereto, together with the full Purchase Price for each Agent's Warrant payable by certified cheque or bank draft, prior to the close of business on any Business Day, or at such other address as the Company may designate by notice in writing to the Holder. The Warrant Shares subscribed for shall be issued to the Holder as the owner of record of such securities as of the close of business on the date on which this Agent's Warrants certificate shall have been so surrendered. The Agent's Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Company. Certificates for the Warrants Shares so subscribed for shall be delivered to the Holder within a reasonable time, not exceeding five Business Days, after the subscription right provided for herein has been so exercised.

      (b) In addition to the exercise provisions set out in (a) above and notwithstanding any provisions in this Agent's Warrant to the contrary, if the fair market value of one Common Share is greater

                                                                              6.


            than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Agent's Warrant by the payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Agent's Warrant (or the portion thereof being exercised) by surrender of this Agent's Warrant at the principal office of the Company together with the properly endorsed Purchase Form (attached hereto as Schedule "B") and written notice of its election to exercise pursuant to this paragraph in which event the Company shall issue to the Holder that number of Common Shares computed using the following formula:

                           X =      Y (A-B)
                                   ---------
                                          A

                           Where X = the number of Common Shares to be issued to the Holder

                           Y = the number of Common Shares purchasable under this Agent's Warrant certificate or, if only a portion of this Agent's Warrant certificate is being exercised, the portion of this Agent's Warrant certificate being exercised (at the date of such calculation)

                           A = the fair market value of one Common Share (at the date of such calculation)

                           B = Exercise Price (as adjusted to the date of such calculation)

            For purposes of the above calculation, the fair market value of one Common Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Common Shares at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Shares quoted in the Over-The-Counter Market or the last reported sale price of the Common Shares or the closing price quoted on the Nasdaq Small Cap Market or on any exchange on which the Common Shares is listed, whichever is applicable, for the five (5) trading days prior to the date of determination of fair market value.

1.5 No Fractional Share or Warrants

      Notwithstanding the adjustments provided for in Section 2.1 hereof or otherwise, the Company shall not be required upon the exercise of any Agent's Warrant to issue fractional Warrant Shares in satisfaction of its obligations hereunder or to pay any cash or other consideration in lieu thereof.

                                                                              7.


2. Adjustments

      2.1 Event of Requiring Adjustments

      (a) The number of Warrant Shares for which the Holder may subscribe upon exercise of the Agent's Warrant will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

      (b) Subject to Section 2, the Exchange Number in effect at any date will be subject to adjustment from time to time as follows:

            (i) Share Reorganization: If, and whenever, at any time during the Exercise Period and while any of the Agent's Warrants remain outstanding the Company:

                  A. issues to all or substantially all the holders of the Common Shares, by way of a stock dividend or other distribution, other than Dividends Paid in the Ordinary Course, Common Shares; or

                  B. subdivides, redivides or changes its outstanding Common Shares into a greater number of shares; or

                  C. combines, consolidates or reduces its outstanding Common Shares into a smaller number of shares,

                  (any of those events being a "Share Reorganization"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                  (i) the numerator of which will be the number of Common Shares outstanding after giving effect to the Share Reorganization; and

                  (ii) the denominator of which will be the number of Common Shares outstanding on the record date before giving effect to the Share Reorganization.

                  For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities. The Purchase Price in effect on the effective date of such subdivision, redivision, change, combination, consolidation, reduction or on the record

                                                                              8.


                  date for such issue of Common Shares by way of stock dividend, as the case may be, shall in the case of the events referred to in A and B above, be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or change, or shall, in the case of the events referred in C above, be increased in proportion to the number of outstanding Common Shares resulting from such combination, consolidation or reduction.

            (ii) Rights Offering: If, and whenever, at any time during the Exercise Period and while any of the Agent's Warrants remain outstanding, the Company issues rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue (the "Rights Period") thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being a "Rights Offering" and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the "Offered Shares"), the Exchange Number will be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                  A.    the numerator of which will be the sum of:

                        I. the number of Common Shares outstanding on the record date on a Fully Diluted Basis, including, without limitation, the number of Common Shares which would be outstanding if the Convertible Securities were exchanged or converted for or into Common Shares, but before giving effect to the Rights Offering; and

                        II. the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be;

                  and

                  B.    the denominator of which will be the sum of:

                                                                              9.


                        I. the number of Common Shares outstanding on the record date on a Fully Diluted Basis but before giving effect to the Rights Offering; and

                        II.   the number arrived at when either the product of:

                              a. the number of Offered Shares so offered and the price at which those shares are offered; or

                              b. the conversion price of the Offered Shares and the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the  case may be,  is  divided  by the  Current
                              Market Price of the Common Shares on the record date.

                        Any Offered Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will be readjusted to the Exchange Number in effect immediately prior to the record date, and the Exchange Number will be further adjusted based upon the number of Offered Shares (or Convertible Securities into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date. In addition to the foregoing, there shall be a corresponding adjustment to the Purchase Price effective immediately after the end of the Rights Period to a price determined by multiplying the Purchase Price in effect immediately prior to the end of the Rights Period by a fraction which is the inverse of A and B above, such that A becomes the denominator and B becomes the numerator.

                  (iii) Special  Distribution:  If,  and  whenever,  at any time during the Exercise Period and while any of the Agent's Warrants remain outstanding, the Company will issue or distribute to all or substantially all the holders of Common Shares:

                        A. shares of any class other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares

                                                                             10.


                        in lieu of Dividends Paid in the Ordinary  Course on the
                        Common  Shares  or  distributed   pursuant  to  a  Share
                        Reorganization;

                  B. rights, options or warrants other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution or distributed pursuant to a Rights Offering;

                  C.    evidences of indebtedness; or

                  D. any other assets including shares of other corporations and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering,

                  (any of those events being a "Special Distribution"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                  (i) the numerator of which will be the product of: (A) the sum of the number of Common Shares outstanding on the record date on a Fully Diluted Basis and (B) the Current Market Price thereof on that date; and

                  (ii)  the denominator of which will be the product of:

                        I. the sum of the number of Common Shares outstanding on the record date calculated on a Fully Diluted Basis; and

                        II. the Current Market Price thereof on that date, less the quotient obtained by dividing (A) the aggregate fair market value, as determined by the Company's Board of Directors, whose determination, absent manifest error, will be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution, by (B) the number of Common Shares outstanding on the record date calculated on a Fully Diluted Basis.

                  Any Common Shares owned by or held for the account of the Company, or any subsidiary or affiliate thereof, shall be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets

                                                                             11.


                  is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number will be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

            (iv) Capital Reorganization: If and whenever at any time during the Exercise Period and while this Agent's Warrant remains outstanding, there is a reorganization of the Company not otherwise provided for in section 2.1(b) or a consolidation or merger or amalgamation of the Company with or into another body corporate or other entity including a transaction whereby all or substantially all of the Company's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), the Holder to the extent it has not exercised its Agent's Warrants prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of its rights at any time after the effective date of the Capital Reorganization, in lieu of the number of Warrant Shares to which the Holder would have been entitled upon exercise of the Agent's Warrants, the aggregate number of shares, warrants or other securities or property of the Company, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the holder of the number of Warrant Shares to which immediately before the transaction the Holder was entitled to receive upon exercise of the Agent's Warrants; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the Holder will thereafter be entitled to receive the number of shares or other securities or property of the Company, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in

                                                                             12.


                  accordance with provisions the same, as nearly as may be possible, as those contained in sections 2.1 and 2.2. If determined appropriate by the Holder to give effect to or to evidence the provisions of this section 2.1(iv), the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter.

      (c) Reclassification of Common Shares: If the Company reclassifies or otherwise changes the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that Holder if exercising its rights thereafter will be entitled to receive such shares as it would have received had the Agent's Warrant been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Section 2.

2.2 Rules Regarding Calculation of Adjustment of Exchange Number

      (a) The adjustments and readjustments provided for in this Section 2 are cumulative and, subject to subsection 2.2(b), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Agent's Warrants.

      (b) No adjustment in the Exchange Number will be required unless the adjustment would result in a change of at least 1% in the Exchange Number then in effect provided however, that any adjustments that, except for the provisions of this subsection 2.2(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

      (c) No adjustment in the Exchange Number will be made in respect of any event described in subsections 2.1(b)(i), 2.1(b)(ii) or 2.1(b)(iii) if the Holder is entitled to participate in the event on the same terms mutatis mutandis as if it had exercised its Agent's Warrants immediately prior to the effective date or record date of the event.

      (d)   No  adjustment  in the  Exchange  Number  will be made  pursuant  to
            Section 2.1 or any subsection thereof in respect of the issue of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course.

      (e) If a dispute arises with respect to adjustments of the Exchange Number, the dispute will be conclusively determined by the Company's auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the

                                                                             13.


            directors of the Company and any such determination, absent manifest error, will be binding upon the Company and the Holder. All reasonable costs incurred by the Company or the Holder associated with the resolution of any such dispute shall be borne equally by the Company and the Holder.

      (f) If during the Exercise Period the Company takes any action affecting the Common Shares, other than actions described in Section 2.1, which in the opinion of the Company's Board of Directors would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Company in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the Company's Board of Directors has determined that it is equitable to make no adjustment in the circumstances.

      (g) If the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights then no adjustment in the Exchange Number will be required by reason of the setting of the record date.

2.3 Postponement of Issuance

      In any case where the application of any of the subsection of Section 2.1 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Agent's Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Warrant Shares to which the Holder is entitled by reason of the increase of the Exchange Number but the Warrant Shares will be so issued and delivered to that Holder upon completion of that event or period, with the number of those Warrant Shares calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Warrant Shares are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Warrant Shares.

2.4 Notice of Certain Events

      Upon the occurrence of any event referred to in Section 2.1 or any subsection thereof that requires an adjustment or readjustment in the Exchange Number, the Company will promptly thereafter give notice to the Holder of the particulars of the event and, if determinable, the adjustment.

                                                                             14.


      If notice has been given under this Section 2.4 and the adjustment is not then determinable, the Company will promptly after the adjustment is determinable give notice to the Holder of the adjustment and provide the Holder with a computation of the adjustment together with a certificate of the Company's auditors verifying such calculation.

2.5 Proceedings Prior to Any Action Requiring Adjustment

      As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to this Agent's Warrant, including the number of Warrant Shares which are to be received upon the exercise hereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

2.6 Notice of Special Matters

      The Company covenants with the Holder that, so long as any Agent's Warrants remain outstanding, it will give notice to the Holder of its intention to fix the record date for the issuance of rights, options or warrants to all or substantially all of the holders of its outstanding Common Shares. Such notice shall specify the particulars of such event, to the extent determinable, any adjustment required and the computation of such adjustment and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than fourteen days prior to such applicable record date. If any adjustment for which notice is given is not then determinable, the Company shall, promptly after such adjustment is determinable, give notice.

2.7 Successor Companies

      In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) will be bound by the provisions of this certificate and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this certificate to be performed by the Company.

3. Covenants

      The Company covenants and agrees that so long as any Agent's Warrants evidenced hereby remain outstanding:

      (a)   the Company will at all times maintain its corporate existence;

      (b) the Company will reserve and keep available a sufficient number of Warrant Shares, as the same may be adjusted pursuant to the provisions hereof, for issuance upon the exercise of the Agent's Warrants;

                                                                             15.


      (c) the Company will cause the Warrant Shares and the certificates representing the Warrant Shares to be duly issued in accordance with the terms of this certificate evidencing the Agent's Warrants;

      (d) all Warrant Shares issued by the Company upon the due exercise of the rights provided for in this Agent's Warrant certificate will be issued as fully paid and non-assessable;

      (e) the Company will use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including, without limitation, the Warrant Shares, as the same may be adjusted pursuant to the provisions hereof) continue to be or are listed for trading on the Exchange or such other recognized stock exchange;

      (f) the Company will make all requisite filings under applicable securities legislation and stock exchange rules to report the exercise of the right to acquire the Warrant Shares pursuant to the Agent's Warrant; and

      (g) the Company will generally well and truly perform and carry out all the acts or things to be done by it as provided in this Agent's Warrant Certificate or as the Holder may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Agent's Warrant Certificate.

4. Not a Shareholder

      Nothing in this certificate or in the holding of an Agent's Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company including, without limitation, the right to vote.

5. Partial Exercise

      The Holder may subscribe for and acquire a number of Warrant Shares which is less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Agent's Warrant certificate in respect of the balance of the Warrant Shares which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

6. No Obligation to Purchase

      Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any securities except those securities in respect of which the Holder shall have exercised its right to subscribe hereunder in the manner provided for herein.

7. Representation and Warranty

                                                                             16.


      The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Agent's Warrants evidenced hereby and the Warrant Shares issuable upon the exercise of the Agent's Warrants and to perform its obligations hereunder and that the Agent's Warrants evidenced hereby represent a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

8. Protection of Shareholders, Officers and Directors

      The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Company in their capacity as such, either directly or through the Company, relating to any obligations, representations, warranties and covenants under this certificate, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Company. Accordingly, the obligations under this certificate are not personally binding upon, nor will resort hereunder be had to, the privately property of any of the past, present or future directors, officers, shareholders, employees or agents of the Company but only the property of the Company (or any successor corporation) will be bound in respect hereof.

9. Lost Certificate

      If this Agent's Warrant certificate becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose, including the requirement to provide a bond of indemnity, respectively issue and countersign a new Agent's Warrant certificate of like denomination, tenure and date as the certificate so stolen, lost, mutilated or destroyed.

10. Exercise prior to Effective Date of Registration Statement

      In the event that all or a portion of the Agent's Warrants are exercised prior to the Company's registration statement (filed pursuant to the terms of the Registration Rights Agreement) is declared effective by the United States Securities and Exchange Commission, the Warrant Shares issuable on such exercise shall bear substantially the same legend as on the face page of this certificate.

11. Future Price Securities Limitation

      Notwithstanding anything contained herein to the contrary, the aggregate number of Common Shares issued upon conversion and exercise of the Future Priced Securities (as defined below) cannot equal or exceed 20% of the number of Common Shares outstanding immediately before the issuance of a Future Priced Security, unless the Company has obtained prior approval from the holders of its Common Shares for such issuance. In the event the aggregate number of Common Shares that would be issued upon conversion and exercise of the Future Priced
Securities equals or exceeds 20% of the number of Common Shares then outstanding, and the Company has failed to obtain prior shareholder approval for such issuance, then the number of Common Shares which the holders of the Future Priced Securities would be entitled to acquire through the conversion and exercise of the Future Priced Securities shall be reduced on a pro rata basis

                                                                             17.


(in proportion to a fraction, the numerator of which shall be the total number of shares of Common Shares issuable to the holder of a Future Priced Security upon exercise and conversion of such holder's Future Priced Security, and the denominator of which shall be the aggregate number of shares of Common Shares issuable upon exercise and conversion of all of the Future Priced Securities) so that the aggregate number of Common Shares issuable upon exercise and conversion of the Future Priced Securities does not equal or exceed 20% of the number of Common Shares outstanding immediately before the first issuance of a Future Priced Security. For purposes of the Agent's Warrants, "Future Priced
Securities" shall mean the Agent's Warrants, all Common Shares issued in connection with the transactions contemplated by the Agency Agreement and all Common Shares to be issued in connection with the U.S. Offering.

12. Notice

      Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 12. Notice and other communications shall be addressed as follows:

      (a)   in the case of the Company:

            Workstream Inc.
            495 March Road, Suite 300
            Ottawa, Ontario
            K2K 3G1
            Attention: Mr. Michael Mullarkey
            Fax:  (613) 270-0774

            with a copy to:

            Perley-Robertson, Hill and McDougall LLP
            90 Sparks Street, 4th Floor
            Ottawa, Ontario
            K1P 1E2
            Attention: Michael Gerrior
            Fax:  (613) 238-8775

      (b)   in the case of the Holder:

            Standard Securities Capital Corporation
            24 Hazelton Avenue
            Toronto, Ontario  M5R 2E2
            Attention: Mark Marcello
            Fax: (416) 515-0477

                                                                             18.


            with a copy to:

            Fraser Milner Casgrain LLP
            I First Canadian Place
            100 King Street West
            Toronto, Ontario M5X IB2
            Attention: Mr. Rubin Rapuch
            Fax: (416) 863-4592

13. Governing Law

      The Agent's Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

14. Time of the Essence

      Time shall be of the essence hereof.

15. Signing of Agent's Warrant Certificates

      The Agent's Warrant certificates may be signed by any director or officer of the Company or by any other individual to whom such signing authority is delegated by the directors from time to time.

      The signatures of any of the officers or  individuals  referred to in this
Section 15 may be manual signatures, engraved, lithographed or printed in facsimile and Agent's Warrant certificates bearing such facsimile signatures will be binding on the Company as if they had been manually signed by such officers or individuals.

      Notwithstanding that any person whose manual or facsimile signature appears on a Agent's Warrant certificate as one of the directors, officers or individuals referred to in Section 15 no longer holds the same or any other office with the Company at the date of issuance of any Agent's Warrant certificate or at the date of certification or delivery thereof, such Agent's Warrant certificate will be valid and binding on the Company.

16. Number and Gender

      Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

                                                                             19.


17. Headings

      The division of this certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

18. Binding Effect

      The terms and conditions of the Agent's Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Company and its respective successors and assigns.

19. Severability

      In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Agent's Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

      IN WITNESS WHEREOF the Company has caused this certificate to be signed by its duly authorized officer this 9th day of December, 2003.


                                        WORKSTREAM INC.



                                        By:/s/ Michael Mullarkey
                                           --------------------------
                                           Authorized Signing Officer

                                  SCHEDULE "A"

                         EXERCISE AND SUBSCRIPTION FORM

TO:      WORKSTREAM INC.

RE:      AGENT'S WARRANTS CERTIFICATE NUMBER:

      The undersigned holder of the attached Agent's Warrant Certificate hereby irrevocably exercises its rights to acquire, at a price of CDN$1.60 per Warrant Share, and subscribes for _______________________ Warrant Shares of WORKSTREAM INC. pursuant to Section 1.4(a) of the certificate evidencing the Agent's Warrants.

DATED this _________________ day of __________________________.
                                          (Please complete date including year)


                               NAME:
                                                     --------------------------


                               Signature:
                                                     --------------------------

                               Registration
                               instructions:
                                                     --------------------------



                                                     --------------------------


                                                     --------------------------


|_|   Please  check  box if the  Warrant  Shares  are to be  collected  from the
Company's office, failing which they will be mailed to the subscriber at the address set out above.

      If any Agent's Warrants represented by this certificate are not being exercised in full, a new Agent's Warrants certificate will be issued and delivered to the Holder.

                                  SCHEDULE "B"

                         EXERCISE AND SUBSCRIPTION FORM

TO:      WORKSTREAM INC.

RE:      AGENT'S WARRANTS CERTIFICATE NUMBER:

      The undersigned holder of the attached Agent's Warrant Certificate hereby irrevocably exercises its rights to acquire and subscribes for ______________ Warrant Shares of WORKSTREAM INC. in accordance with Section 1.4(b) of the certificate evidencing the Agent's Warrants.

DATED this _________________ day of __________________________.
                          (Please complete date including year)


                                  NAME:
                                                  ----------------------------


                                  Signature:
                                                  ----------------------------

                                  Registration
                                  instructions:
                                                  ----------------------------



                                                  ----------------------------


                                                  ----------------------------


|_|   Please  check  box if the  Warrant  Shares  are to be  collected  from the
Company's office, failing which they will be mailed to the subscriber at the address set out above.

      If any Agent's Warrants represented by this certificate are not being exercised in full, a new Agent's Warrants certificate will be issued and delivered to the Holder.